As filed with the Securities and Exchange Commission on June 2, 2017
Registration No. 333-
____________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________

Customers Bancorp, Inc.
(Exact name of registrant as specified in its charter)
_______________________________

Pennsylvania (State or other jurisdiction of incorporation or organization)		27-2290659 (I.R.S. Employer Identification No.)
1015 Penn Avenue Suite 103 Wyomissing PA 19610 (610) 933-2000 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
_______________________________

Jay S. Sidhu
Chairman and Chief Executive Officer
Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610
(610) 933-2000
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

_______________________________

Copies to:
Christopher S. Connell, Esq. Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103-7018 Telephone: (215) 564-8000 Facsimile: (215) 564-8120		Thomas L. Hanley, Esq. Stradley Ronon Stevens & Young, LLP 1250 Connecticut Avenue, NW Washington, DC 20036 Telephone: (202) 822-9611 Facsimile: (202) 822-0140
______________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Voting Common Stock, $1.00 par value
Class B Non-Voting Common Stock, $1.00 par value
Debt Securities
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units
Total	$500,000,000	---	$500,000,000	$57,950 (3)
(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities.

(2)
The registrant is hereby registering an indeterminate amount of each identified class of securities, in unspecified amounts at unspecified prices, which may be offered from time to time on terms and at prices to be determined at the time of one or more specific offerings, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares, as shall have an aggregate initial offering price not to exceed $500,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities being registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 2, 2017
PROSPECTUS

$500,000,000

Customers Bancorp, Inc.

Debt Securities
Voting Common Stock
Class B Non-Voting Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
 Units

We may offer and sell from time to time, in one or more transactions, up to $500,000,000 in aggregate offering amount of the securities listed above. This prospectus provides you with a general description of these securities.  Each time we offer any securities pursuant to this prospectus, we will provide the specific terms of the securities being offered, including the specific amounts, prices and other terms, in one or more supplements to this prospectus. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement, before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.

We may offer and sell these securities directly or through agents, dealers or underwriters as designated by us from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  See "Plan of Distribution" for a further description of the manner in which we may offer and sell the securities covered by this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol "CUBI." Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

These securities are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in our securities involves risks. See "Risk Factors" beginning on page S-2 of this prospectus, as well as those risk factors contained in any prospectus supplement and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before investing in our securities.

None of the SEC, any state securities commission, the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. Under this shelf registration statement, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings from time to time in the future, up to an aggregate offering amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities, we will provide one or more prospectus supplements containing specific information about the amounts, prices and other terms of the securities and the offering. The prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Incorporation of Certain Documents by Reference" and  "Where You Can Find More Information."

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that we file any agreement or document as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the "Risk Factors" sections contained in this prospectus or the applicable prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2016, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading "Incorporation of Certain Documents by Reference" in this prospectus.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank. A member of the Federal Reserve System and with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers' homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.  BankMobile is a division of Customers Bank, offering state of the art high tech digital banking services with high level of personal customer service.  At March 31, 2017, Customers Bancorp had total assets of $9.9 billion, including total loans, net of the allowance for doubtful accounts (including held-for-sale loans) of $8.2 billion, total deposits of $6.6 billion, and shareholders' equity of $880 million.

Our principal executive offices are located at 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania, 19610. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. Information on, or accessible through, our web site is not part of this prospectus or any prospectus supplement, other than documents that we file with the SEC that are incorporated herein or therein by reference.

All references in this prospectus and any prospectus supplement to "Customers Bancorp," "Customers," the "Company," "we," "us," "our," or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities.  In particular, you should carefully consider, among other things, the factors described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is incorporated herein by reference, and any reports we file with the SEC in the future, which may amend, supplement or supersede those factors.  If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the "Cautionary Note Regarding Forward-Looking Statements" sections in this prospectus and any prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, as well as other written or oral communications made from time to time by us contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "plan," "intend," or "anticipate" or the negative thereof or comparable terminology.  Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

In addition to the risks described under "Risk Factors" in this prospectus, any accompanying prospectus supplement and the reports we file with the SEC under the Securities Exchange Act of 1934, as amended, important factors to consider and evaluate with respect to such forward-looking statements include:

•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including without limitation changes in capital requirements under Basel III;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	the timing of acquisition, investment or disposition transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for these opportunities;
•	our failure to complete any or all of the transactions we have publicly announced on the terms contemplated;
•	local, regional and national economic conditions and events and the impact they may have on us and our customers;
•
costs and effects of regulatory and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines or restrictions on our business activities;

•	our ability to attract deposits and other sources of liquidity;
•	changes in the financial performance and/or condition of our borrowers;
•	changes in the level of non-performing and classified assets and charge-offs;
•	changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
•	inflation, interest rate, securities market and monetary fluctuations;
•
timely development and acceptance of new banking products and services and perceived overall value of these products and services by users, including the products and services being developed and introduced to the market by the BankMobile division of Customers Bank;

•	changes in consumer spending, borrowing and saving habits;
•	technological changes;
•	our ability to increase market share and control expenses;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•
effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•
the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected;

•
material differences in the actual financial results of merger and acquisition activities compared with expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within an expected time frame;

•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity;
•	Customers Bank's ability to pay dividends to Customers Bancorp.
•	risks related to our planned divestiture of BankMobile, including:
• our ability to successfully complete a divestiture of BankMobile and the timing of completion;
• the ability of Customers and the acquirer of BankMobile to meet all of the conditions to completion of a proposed divestiture;
•
the impact of the announcement of our plan to divest BankMobile generally and/or the announcement of a particular proposed transaction for the divestiture of BankMobile on the value of our securities, our business and our relationships with employees and customers;

• our use of the proceeds, if any, from a divestiture;
• the effect on Customers' business if our planned divestiture of BankMobile is not completed and we are unable to sell or otherwise divest BankMobile before exceeding $10 billion in assets;
•	risks relating to BankMobile, including:
•
that integration of the Higher One Disbursement business with BankMobile may be less successful, more difficult, time-consuming or costly than expected, and that BankMobile may be unable to realize anticipated cost savings and revenue enhancements within the expected time frame or at all;

• the number of existing student customers who transfer their accounts to BankMobile from one of Higher One's former bank partners;
• material variances in the adoption rate of BankMobile's services by new students and/or the usage rate of BankMobile's services by current student customers compared to our expectations;
• material variances in the number of BankMobile student accounts retained following graduation compared to our expectations;
•
the levels of usage of other BankMobile student customers following graduation of additional product and service offerings of BankMobile or Customers Bank, including mortgages and consumer loans, and the mix of products and services used;

• our ability to implement changes to BankMobile's product and service offerings under current and future regulations and governmental policies;
•
our ability to effectively manage revenue and expense fluctuations that may occur with respect to BankMobile's student-oriented business activities, which result from seasonal factors related to the higher-education academic year;

•
our ability to implement our strategy regarding BankMobile, including with respect to planned divestiture of the BankMobile business in the future, depending upon market conditions and opportunities; and

•	BankMobile's ability to successfully implement its growth strategy and control expenses.

You are cautioned not to place undue reliance on any forward-looking statements we make, which speak only as of the date they are made. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

USE OF PROCEEDS

  Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities to fund our organic growth in a manner consistent with our growth strategy and for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended March 31,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	6.45x	6.62x	5.89x	5.66x	16.44x	53.69x
Including interest on deposits	2.68x	2.90x	2.79x	2.70x	3.08x	2.66x

The ratio of earnings to fixed charges is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges. For purposes of computing the ratios of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense from both continuing and discontinued operations. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.  As of December 31, 2016, BankMobile's operating results have been presented as discontinued operations in our consolidated financial statements.  Accordingly, prior period amounts have been reclassified to conform to this presentation.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth our historical ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended March 31,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	4.11x	4.78x	5.22x	5.66x	16.44x	53.69x
Including interest on deposits	2.28x	2.57x	2.66x	2.70x	3.08x	2.66x

The ratio of earnings to combined fixed charges and preferred stock dividends is calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges and preferred stock dividends. For purposes of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings represent earnings from continuing operations before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense from both continuing and discontinued operations.  Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.  As of December 31, 2016, BankMobile's operating results have been presented as discontinued operations in our consolidated financial statements.  Accordingly, prior period amounts have been reclassified to conform to this presentation.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, the common stock, the preferred stock, the depositary shares, the purchase contracts, the warrants and the units that we may offer and issue under this prospectus. The following summaries are not meant to be a complete description of each of these securities. This prospectus and any accompanying prospectus supplement describe the material terms for each security. You should read these documents as well as the documents filed as exhibits to or incorporated by reference in this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general provisions of the debt securities we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of debt securities by us will provide additional information regarding the terms of the debt securities. You should read any prospectus supplement related to the specific debt securities being offered and issued, as well as the provisions of the indenture and any supplemental indenture and the form of debt security relating to such debt securities that provide the terms of such debt securities.

The debt securities offered and issued by this prospectus will be unsecured obligations of Customers, unless otherwise provided in the applicable prospectus supplement, and will be either senior or subordinated debt.  Any debt securities we issue will be issued under an indenture between us and a trustee to be determined prior to the time of issuance, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Customers Bancorp is a bank holding company and almost all of our operating assets are owned by Customers Bank.  We are a legal entity separate and distinct from Customers Bank.  We rely primarily on dividends from Customers Bank to meet our obligations.  There are regulatory limitations on the payment of dividends directly or indirectly to us from Customers Bank.  Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of Customers Bank, and holders of debt securities should look only to our assets for payments of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities which we may issue and provides that we may issue debt securities under the indenture from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the indenture.

Unless otherwise provided in a prospectus supplement, any senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Any subordinated debt securities we issue will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under "—Subordination." In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under "—Subordination."

Because Customers Bancorp is a holding company, our rights and the rights of our creditors, including holders of debt securities, and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Customers Bancorp is a creditor of the subsidiary. The right of our creditors, including holders of debt securities, to participate in the distribution of stock owned by Customers Bancorp in some of our subsidiaries, including Customers Bank and any other banking subsidiaries of ours, may also be subject to approval by bank regulatory authorities having jurisdiction over these subsidiaries.

You should read the applicable prospectus supplement relating to the particular debt securities being offered and issued for specific terms, including, where applicable:

•	the title and type of the debt securities;
•	any limit on the aggregate principal amount;
•	the principal payment dates;
•
the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•	the interest payment dates and regular record dates;
•
the place or places where the principal of, any premium or interest on any debt securities will be payable, where any of debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•
whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•
whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder's option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•
whether the debt securities will be convertible into our common or preferred stock and/or exchangeable for other securities or ours and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on the debt securities will be paid;
•
if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•
whether the principal of, any premium or interest on the debt securities will be payable, at our or the holder's election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on the debt securities;
•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•
in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be guaranteed as to payment or performance;
•
any deletions from, modifications of or additions to the events of default or covenants of Customers Bancorp, and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to the debt securities due and payable;

•	whether the provisions described below under "—Discharge, Defeasance and Covenant Defeasance" will be applicable to the debt securities;
•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered; and
•	any other terms of the debt securities and any other deletions from or modifications or additions to the applicable indenture.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the debt securities in fully registered form without coupons.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee.

Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

The debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount. U.S. Federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder's option, property or cash, common stock, preferred stock or other securities of ours, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

Under the indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The indenture provides that no payment of principal, interest or any premium on the subordinated debt securities may be made unless we pay in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if there shall have occurred and be continuing an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Customers Bancorp, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations (as defined below) has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts shall first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the trustee in bankruptcy or other person making payment or distribution of the assets of Customers Bancorp for application to the payment of all Senior Indebtedness and Other Financial Obligations remaining unpaid until all Senior Indebtedness and Other Financial Obligations are paid in full.

The indenture does not limit the amount of Senior Indebtedness and Other Financial Obligations that we may incur. "Senior Indebtedness" means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

•	all obligations of ours for the repayment of borrowed or purchased money;
•	all obligations of ours for the deferred purchase price of property;
•	all of our capital lease obligations; and
•	all obligations of the type referred to in the immediately above of other persons that we have guaranteed or that is otherwise our legal liability.

Senior Indebtedness, however, does not include the subordinated debt securities or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

"Other Financial Obligations" means all obligations of ours to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;
•
derivative instruments, including swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity option contracts; and

•	similar financial instruments.

Other Financial Obligations, however, does not include Senior Indebtedness or indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

Events of Default, Waiver

An "Event of Default" with respect to a series of debt securities is defined in the indenture as:

•	default for 30 days in the payment of interest on any debt securities of that series;
•	default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration of acceleration, or otherwise;
•	default in the deposit of any sinking fund payment, when due by the terms of a series of debt securities;
•	failure by us for 60 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;
•	certain events of bankruptcy or reorganization of Customers Bancorp; and
•	any other event of default provided in the applicable supplemental indentures or form of security.

With respect to the senior debt securities, if a default in the payment of principal, interest or other amounts payable on the senior debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of senior debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Customers Bancorp), either the trustee or the holders of at least 25% in principal amount of the senior debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding senior debt securities of such series to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Customers Bancorp occurs, the principal of all outstanding senior debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the senior debt securities.

With respect to the subordinated debt securities, if a default arising out of certain events of bankruptcy or reorganization of us occurs, either the trustee or the holders of at least 25% in principal amount of the subordinated debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding subordinated debt securities of such series to be due and payable immediately. The indenture does not provide for any right of acceleration of the payment of the principal of a series of subordinated debt securities upon a default in the payment of principal, premium, if any, or interest or a default in the performance of any covenant or agreement in the subordinated debt securities of that series or in the indenture. Accordingly, the trustee and the holders will not be entitled to accelerate the maturity of those debt securities upon the occurrence of any of the events of default described above, except for those arising out of certain events of bankruptcy or reorganization of Customers Bancorp. If a default in the payment of principal, premium, if any, or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the indenture occurs, the trustee may, subject to certain limitations and conditions, seek to enforce payment of such principal, premium, if any, or interest on the subordinated debt securities of that series, or the performance of such covenant or agreement.

In the case of original issue discount securities, only a specified portion of the principal amount may be accelerated.

Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected.  An event of default with respect to one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the indenture. The trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action and the holders offer the trustee reasonable indemnity against expenses and liabilities.

The indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture.  The indenture will cease to be of further effect with respect to debt securities of any series issued thereunder, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions and certain obligations of, and payments to, the trustee, if at any time:

•	we have paid the principal, interest or other amounts payable under the debt securities of such series;
•	we have delivered to the trustee for cancellation all debt securities of such series; or
•
the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on our demand accompanied by an officers' certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Debt Securities at Any Time. We also may discharge all of our obligations, other than as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, under any series of debt securities at any time, which is referred to as "defeasance".

We may be released with respect to any outstanding series of debt securities from the obligations to comply with certain restrictive covenants under the applicable indenture identified in the applicable prospectus supplement, and any omission to comply with such obligations will not constitute an event of default. Discharge under these procedures is called "covenant defeasance."

Defeasance or covenant defeasance may be effected only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•
no event of default with respect to such series of debt securities has occurred and is continuing and, with respect to subordinated debt securities, no event of default with respect to Senior Indebtedness has occurred and is continuing and which permits acceleration; and

•	we deliver to the trustee an opinion of counsel to the effect that:
•
the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
the defeasance or covenant defeasance will not otherwise alter those beneficial owners' United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased; and

•
in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture; Waiver of Compliance

The indenture contains provisions permitting us and the trustee to modify the indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;
•	reduce the principal amount of, interest on, or any other amounts due under any debt security;
•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund payment;
•	change the currency or currency unit of payment of any debt security;
•	reduce the portion of the principal amount of an original issue discount security payable upon acceleration of the maturity thereof;
•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;
•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any waiver or modification; or
•	with respect to the subordinated indenture only, modify the provisions with respect to the subordination of the subordinated debt securities in a manner adverse to the holders.

The indenture also permits us and the trustee to amend the indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•
we are the continuing corporation or the successor corporation is a corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us; and

•	we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition.

There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us, or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Governing Law

The indenture and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, comprised of voting common stock and Class B non-voting common stock, is a summary. This summary is not complete and is subject to the complete text of our articles of incorporation, as amended, and bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  We encourage you to read those documents carefully.

General

We are authorized to issue up to an aggregate amount of 300,000,000 shares of stock, which is divided into three equal classes:

•	100,000,000 shares of voting common Stock, par value $1.00 per share;
•	100,000,000 shares of Class B non-voting common stock, par value $1.00 per share; and
•	100,000,000 shares of preferred stock.

Our board of directors has the authority to establish and divide the authorized and unissued shares of voting common stock and of Class B non-voting common stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class.  As of May 31, 2017, there were 30,641,788 shares of voting common stock and no shares of Class B non-voting common stock issued and outstanding.

Our board of directors also has the authority to establish and divide the authorized and unissued shares of preferred stock into series or classes or both and to determine whether or not shares in any series or class of preferred stock have par value and, if so, the par value, whether or not the shares in a series or class have voting rights and if so whether those voting rights are full, limited, multiple or fractional, and for each series or class of preferred stock, the designations, preferences, and other special rights, if any, including dividend rights, conversion rights, redemption rights and liquidation preferences, if any, and the qualifications, limitations, or restriction on those rights, and the number of shares of each series or class.  As of May 31, 2017, there were 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C outstanding, 1,000,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D outstanding, 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E outstanding and 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding.

Our board of directors previously created two series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B.  All shares of these two series of preferred stock were repurchased by us on December 28, 2011 and are no longer outstanding.  The shares of these two series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Our board of directors could issue preferred stock, or additional shares of voting common stock or Class B non-voting common stock, with terms different from those of our existing common stock, at any time.

Voting Rights

The holders of shares of our voting common stock have the right to elect our board of directors and to act on such other matters as are required to be presented to them.  Each holder of voting common stock is entitled to one vote per share.  The holders of voting common stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.

Any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of those securities or dissolution requires the approval of the holders of Class B non-voting common stock voting separately as a class. Otherwise, the holders of the Class B non-voting common stock have no voting power, and do not have the right to participate in or have notice of any meeting of shareholders.

Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of voting common stock.

Dividend Rights

The holders of our common stock are entitled to receive an equal amount of dividends per share if, as and when declared from time to time by our board of directors. In no event shall any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless the shares of our voting common stock and Class B non-voting common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of our Class B non-voting common stock shall only be entitled to receive shares of Class B non-voting common stock and shares of our voting common stock shall only be entitled to receive shares of voting common stock.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock, or could have no right to the payment of dividends.  If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends.

Authority Under Pennsylvania Business Corporation Law.  Our board of directors has the authority to declare dividends on its common and preferred stock, subject to statutory and regulatory requirements.  Pennsylvania law permits a business corporation such as us to pay dividends if, after giving effect to the dividend, it is able to pay its debts as they come due in the usual course of business, and its assets exceed its liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any preferential rights upon dissolution of shareholders whose preferential rights rank higher than the rights of the shareholders receiving the dividend.  However, our ability to pay dividends will be restricted by banking laws and Customers Bank's ability to pay dividends to Customers Bancorp.

Federal Bank Holding Company Act Policies Applicable to Cash Dividends.  The Federal Reserve Board, which is the federal banking regulator, considers adequate capital to be critical to the health of individual banking organizations and to the safety and stability of the banking system. A major determinant of a bank's or bank holding company's capital adequacy is the strength of its earnings and the extent to which its earnings are retained and added to capital or paid out to shareholders in the form of cash dividends.

The Federal Reserve Board believes that a bank or bank holding company generally should not maintain its existing rate of cash dividends on voting common stock unless (1) the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. The Federal Reserve may strongly encourage, or require, a banking organization whose cash dividends are inconsistent with either of these criteria to cut or eliminate its dividends.

The Federal Reserve Board also believes it is inappropriate for a banking organization that is experiencing serious financial problems or that has inadequate capital to borrow in order to pay dividends since this can result in increased leverage at the very time the organization needs to reduce its debt or increase its capital. Similarly, the payment of dividends based solely or largely upon gains resulting from unusual or nonrecurring events, such as the sale of the organization's building or the disposition of other assets, may not be prudent or warranted, especially if the funds derived from such transactions could be better employed to strengthen the organization's financial resources. Furthermore, a fundamental principle underlying the Federal Reserve's supervision and regulation of bank holding companies is that bank holding companies should serve as a source of managerial and financial strength to their subsidiary banks. The Federal Reserve believes, therefore, that a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company's ability to serve as a source of strength. Thus, for example, if a major subsidiary bank is unable to pay dividends to its parent company—as a consequence of statutory limitations, intervention by the primary supervisor, or noncompliance with regulatory capital requirements—the Federal Reserve may encourage or require a bank holding company to reduce or eliminate its dividends in order to conserve its capital base and provide capital assistance to the subsidiary bank.

The Federal Reserve Board has further stated that a bank holding company should pay cash dividends only out of income over the past year and only if prospective earnings retention is consistent with the organization's expected future needs and financial condition, and only if, after paying the dividend, the bank holding company is not in danger of falling below its required regulatory capital adequacy ratios, including applicable capital conservation buffers.

Pennsylvania Banking Code Requirements Applicable to Cash Dividends.  Because Customers Bank is currently and for the foreseeable future, the primary source of cash for payment of dividends by Customers Bancorp, requirements of the Pennsylvania Banking Code setting conditions on payments of dividends by banks will constrain Customers Bank's ability to provide funds to us to pay dividends to our shareholders. The Pennsylvania Banking Code permits a bank to pay cash dividends only out of accumulated net earnings. Furthermore, if any transfer of net earnings to surplus is required by the Pennsylvania Banking Code to cause our surplus to meet minimum statutory requirements at the time the dividend is to be declared or paid, the transfer must be made prior to the declaration of the dividend, and our surplus cannot be reduced by the payment of the dividend.

For the foregoing reasons, and because a decision by our board of directors to declare and pay cash dividends will depend upon the future financial performance and condition of Customers Bank and Customers Bancorp, no assurances can be given that any dividends will in fact be paid on any class of stock, or that, if dividends are paid, they will not be reduced or discontinued in the future.

Dividend Policy.  We have followed and presently intend to continue following a policy of retaining earnings, if any, to increase our net worth and reserves over the next few years. As discussed above, we have not historically declared or paid dividends on our common stock, and we do not expect to do so in the near future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior our common stock, and other factors deemed relevant by our board of directors.

Redemption, Preemptive Rights and Repurchase Provisions

Our common stock has no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Repurchases of our voting common stock are subject to Federal Reserve Board regulations and policy, which generally require that no more than ten percent of the outstanding shares of a bank holding company's voting common stock may be repurchased in any 12-month period unless the bank holding company is deemed "well-managed" and "well-capitalized" under applicable regulations. Repurchases of our stock will also be constrained by federal and state bank regulatory capital requirements. Repurchases of stock by bank holding companies may also be subject to prior notice to and approval by the Federal Reserve in some cases.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of Customers Bancorp, the holders of our common stock will be entitled to share ratably in all of our assets remaining after payment of all liabilities, subject, however, to any preferential liquidation rights of holders of any preferred stock outstanding at that time. If our only asset is our ownership of Customers Bank, it is likely that, if Customers Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.

Potential Anti-Takeover Effect of Governing Documents and Applicable Law

Provisions of Governing Documents.  Our articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of common stock or the removal of our board of directors. These provisions:

•	Empower our board of directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;
•	Divide our board of directors into three classes serving staggered three-year terms;
•	Restrict the ability of shareholders to remove directors;

•
Require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if a reorganization is not approved, in advance, by two-thirds of the members of our board of directors;

•	Prohibit action by the shareholders without a shareholder meeting;
•	Require that shares representing at least 80% of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;
•
Require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	Eliminate cumulative voting in elections of directors;
•	Require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;
•
Require that our board of directors give due consideration to the effect of a proposed transaction on the depositors, employees, suppliers, customers and other of our and our subsidiaries' constituents and on the communities in which we and they operate or are located, and to the business reputation of the other party and our value in a freely negotiated sale and of our future prospects as an independent entity;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and
•
Provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

Provisions of Applicable Law.   The Pennsylvania Business Corporation Law also contains certain provisions applicable to us that may have the effect of impeding a change in control. These provisions, among other things, prohibit for five years, subject to certain exceptions, a "business combination," which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of the corporation's voting power in an election of directors.  In addition, certain provisions of the Pennsylvania Business Corporation Law:

•	Expand the factors and groups (including shareholders) a board of directors can consider in determining whether a certain action is in the best interests of the corporation;
•	Provide that a board of directors need not consider the interests of any particular group as dominant or controlling;
•
Provide that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•
Provide that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard of care, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	Provide that the fiduciary duties of directors are solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also provides that the fiduciary duties of directors do not require directors to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•
Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•
Take action as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of us or the consideration that might be offered or paid to shareholders in such an acquisition.

Pursuant to provisions of our articles of incorporation, and in accordance with Pennsylvania law, we have opted out of coverage by the "disgorgement," "control transactions," "control-share acquisitions," "severance compensation," and "labor contracts" provisions of the Pennsylvania Business Corporation Law. As a result of our opting-out from coverage by these statutes, none of the "disgorgement," "control transactions," "control-share acquisitions," "severance compensation," nor "labor contracts" statutes would apply to a non-negotiated attempt to acquire control of us, although such an attempt would still be subject to the special provisions of our governing documents.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management and board of directors in retaining their positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the general provisions of the preferred stock we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of preferred stock by us will provide additional information regarding the terms of the preferred stock. You should read any prospectus supplement related to the specific series of preferred stock being offered and issued, as well as the more detailed provisions of our articles of incorporation and the applicable statement with respect to shares relating to such series of preferred stock that provide the specific terms of the preferred stock. Specific statements with respect to shares will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the statement with respect to shares with respect to the preferred stock to be issued under this prospectus and any applicable prospectus supplement.

General

Our articles of incorporation provides that Customers' board of directors may issue, without action by shareholders, a maximum of 100,000,000 shares of preferred stock, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine.  As of May 31, 2017, there were 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C outstanding, 1,000,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D outstanding, 2,300,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E outstanding and 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding. The rights and privileges relating to these outstanding shares of our preferred stock are governed by the applicable statement with respect to shares for each series of preferred stock, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Our board of directors may determine the following:

•	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

•
the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•
whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;
•
the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•
any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related statement with respect to shares for specific terms, including, where applicable:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares we are offering;
•	the initial public offering price at which the shares of our preferred stock will be issued;
•
the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•	the redemption or sinking fund provisions, if any; and
•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.  Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock.  Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to "reopen" a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement.  These rates may be fixed, or variable, or both.  If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period.  We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.

Our board of directors will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money has been set aside for payment).

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the statement with respect to shares establishing such series; or
•	as required by applicable law.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities.  A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder.  In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement.  The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date.  The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property.  If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

If any series of preferred stock we proposed to offer and issue is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Rights at Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement and related statement with respect to shares; and
•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders.  After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general provisions of the depositary agreement and the depositary shares or depositary receipts we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of depositary shares or depositary receipts by us will provide additional information regarding the terms of the depositary shares or depositary receipts. You should read any prospectus supplement related to the specific depositary shares or depositary receipts being offered and issued, as well as the complete depositary agreement and form of depositary receipt that provide the terms of the depositary shares or depositary receipts. Specific depositary agreements and depositary receipts will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of depositary agreement and depositary receipt relating to the depositary shares or depositary receipts to be issued under this prospectus and any applicable prospectus supplement.

General

We may, at our option, elect to offer and issue fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Customers and a bank or trust company we select having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.  However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding.  Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Customers.

The deposit agreement may be terminated by us at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder for action taken at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor we will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to good faith performance of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general provisions of the purchase contracts we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific issuance of purchase contracts by us will provide additional information regarding the terms of the purchase contracts. You should read any prospectus supplement related to the specific purchase contracts being issued, as well as the complete purchase contracts that contain the terms of the purchase contracts. Specific purchase contracts will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each purchase contract to be issued under this prospectus and any applicable prospectus supplement.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

You should read the applicable prospectus supplement relating to the particular purchase contracts being offered and issued for specific terms, including, where applicable:

•
whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	United States federal income tax considerations relevant to the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered global form.

DESCRIPTION OF WARRANTS

The following description summarizes the general provisions of the warrants we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of warrants by us will provide additional information regarding the terms of the warrants. You should read any prospectus supplement related to the specific warrants being offered and issued, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. Specific warrant agreements and warrant certificates will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement and warrant certificate relating to the warrants to be issued under this prospectus and any applicable prospectus supplement.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered and issued by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should read the applicable prospectus supplement relating to the particular warrants being offered and issued and the applicable warrant agreement for specific terms, including, where applicable:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, purchasable upon exercise of the warrants;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, with which the warrants are issued and the number of warrants issued with each of these securities;
•	the date after which the warrants and any common stock, preferred stock or debt securities, if any, issued with the warrants will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;
•	the dates on which the right to exercise the warrants begins and expires;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•
whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form, and information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of certain United States federal income tax considerations;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

  Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we proposed to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock, preferred stock or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

The following description summarizes the general provisions of the units that we may offer and issue under this prospectus.  The applicable prospectus supplement relating to a specific offer and issuance of units by us will provide additional information regarding the terms of the units. You should read any prospectus supplement related to the series of units being offered and issued, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered and issued under this prospectus and any applicable prospectus supplement.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series.  We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

You should read the applicable prospectus supplement relating to the particular units being offered and issued for specific terms, including, where applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities referenced in this prospectus in any one or more of the following methods:

•	directly to one or more purchasers;
•	to or through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters;
•	through brokers or dealers;
•	through agents;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in any combination of the above; or
•	any other method permitted pursuant to applicable law.

We also may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

•	the name or names of any underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them;
•	any over-allotment options under which underwriters, if any, may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters' or agents' compensation, if applicable;
•	the net proceeds to us from the sale of the securities;
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges or markets on which the securities will be listed.

The securities may be offered and sold from time to time in one or more transactions, including negotiated transactions: at a fixed price, or prices, which may be changed from time to time

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

If we use underwriters in the sale of any securities, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities they have committed to purchase if they purchase any of the securities.

We may sell securities through agents from time to time.  A prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

 Any dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions that the dealers or agent receive and any profit on the resale of the shares that they purchase may be deemed to be underwriting commissions or discounts under the Securities Act.

We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents we may engage in connection with an offering of our securities may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at a public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third parties in such sale transactions will be underwriters as defined in the Securities Act and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Unless the applicable prospectus supplement states otherwise, all securities, except for our voting common stock, will be new issues of securities with no established trading market.  We may elect to list other securities we offer pursuant to this prospectus and an applicable prospectus supplement on a national securities exchange, but we are not obligated to do so.  Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

Our audited consolidated financial statements as of December 31, 2016 and 2015, and for each of the three  years in the period ended December 31, 2016,  and management's assessment of effectiveness of internal controls over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so  incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

The abbreviated Statement of Assets Acquired and Liabilities Assumed as of June 15, 2016 and the abbreviated Statements of Revenues and Direct Expenses for the years ended December 31, 2015, 2014 and 2013 relating to the Disbursement business of Higher One, Inc. and Higher One Holdings, Inc., appearing in our amended Current Report on Form 8-K/A dated August 5, 2016 and incorporated by reference in this prospectus have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. These documents may include periodic reports, such as our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information we previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this prospectus or any accompanying prospectus supplement and information incorporated by reference into this prospectus or any accompanying prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•
Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 8, 2017 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2017);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

•	Our Amended Current Report on Form 8-K/A filed with the SEC on August 5, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on March 8, 2017 and May 31, 2017 (two filings); and

•
The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 15, 2013, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), between the date of this prospectus and the termination of this offering.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also may obtain these documents from us without charge by visiting our web site at http://www.customersbank.com or by requesting them from Michael De Tommasso, Corporate Secretary, Customers Bancorp, Inc., 1015 Penn Avenue, Suite 103, Wyomissing, PA 19610; telephone (610) 933-2000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Our SEC filings are also available at the SEC's website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.customersbank.com. The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus, any prospectus supplement we file relating to this prospectus or any other report or document we file with or furnish to the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement and the exhibits and schedules from the SEC at the address listed above or from the SEC's website. The registration statement may contain additional information that may be important to you.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by Customers Bancorp, Inc. All amounts are estimates except with respect to the SEC registration fee.

Amount
SEC registration fee		$57,950
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Printing fees and expenses		*
Miscellaneous		*
Total	$	*

*  These fees will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law ("PBCL") permits a Pennsylvania corporation to limit the personal liability of its directors for monetary damages, subject to the limitations and conditions described in Subchapter B.  Subchapter D of Chapter 17 of the PBCL provides for indemnification of any person who is or was a representative of a Pennsylvania corporation and specifically empowers the corporation to indemnify, subject to the limitations and conditions described in Subchapter D, any person who is or was a representative of the corporation in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a representative of the corporation.

Article Eight of the registrant's bylaws limits the personal liability of directors for monetary damages and provides for indemnification of officers and directors, as described below.  These provisions may not be amended to increase the directors' exposure to liability or to decrease the indemnification to directors, officers or others except by the affirmative vote of two-thirds of the entire board of directors or 80% of the votes which all shareholders are entitled to cast.

 Section 8.01 of the registrant's bylaws provides that, to the fullest extent permitted under Subchapter B of Chapter 17 of the PBCL, directors shall not be personally liable to the corporation or its shareholders or others for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his or her office and such breach or failure constitutes self-dealing, willful misconduct or recklessness.  This limitation of liability does not apply to the responsibility or liability of such director under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

Section 8.02 of the registrant's bylaws requires the registrant to indemnify each of the registrant's directors and officers in such capacity in which any such director or officer acts for or on behalf of the registrant, including as an employee or agent.  Section 8.02(a) requires the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact such person was a director or officer of the registrant or its subsidiaries, or any other direct or indirect subsidiary of the corporation, or is or was serving at the request of the registrant as a director or officer of another corporation or entity, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania.  Section 8.02(b) requires the registrant to pay the expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of any action, suit or proceeding upon the receipt of (i) an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified as authorized under the bylaws and (ii) if requested at the discretion of the board of directors, adequate security or a bond to cover such amounts for which it is ultimately determined that he or she is not entitled to such indemnity.   Section 8.02(c) provides that the right to indemnification and advancement of expenses is not exclusive of any other right to which such persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise.  Section 8.02(d) provides that the registrant may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person and may create a fund of any nature for the benefit of any person and may otherwise secure in any manner our obligations with respect to indemnification and advancement of expenses regardless of the source of the indemnification right and without respect to whether or not the registrant would have the power to indemnify such person under the bylaws.  Under current Pennsylvania law the registrant does not have the power to indemnify any person for his or her willful misconduct or recklessness.

Any underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17.	Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

 (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the TIA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on June 2, 2017.

Customers Bancorp, Inc.

By:	/s/ Jay S. Sidhu
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Jay S. Sidhu, Robert E. Wahlman and Michael A. De Tommaso, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay S. Sidhu	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2017
Jay S. Sidhu
/s/ Robert E. Wahlman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2017
Robert E. Wahlman
/s/ Carla A. Leibold	Senior Vice President – Chief Accounting Officer and Controller (Principal Accounting Officer)	June 2, 2017
Carla A. Leibold
/s/ Andrea Allon	Director	June 2, 2017
Andrea Allon
/s/ Rick B. Burkey	Director	June 2, 2017
Rick B. Burkey
/s/ Bhanu Choudhrie	Director	June 2, 2017
Bhanu Choudhrie
/s/ Daniel K. Rothermel	Director	June 2, 2017
Daniel K. Rothermel

/s/ T. Lawrence Way	Director	June 2, 2017
T. Lawrence Way

/s/ Steven J. Zuckerman	Director	June 2, 2017
Steven J. Zuckerman

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

4.1	Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2012.

4.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 2, 2012.

4.3	Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on April 30, 2012.

4.4
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on May 18, 2015.

4.5
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on January 29, 2016.

4.6
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on April 28, 2016.

4.7
Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on September 16, 2016.

4.8
Specimen stock certificate of Customers Bancorp, Inc. Voting Common Stock and Class B Non-Voting Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1/A filed with the SEC on May 1, 2012.

4.9
Form of Warrant issued to investors in New Century Bank's March and February 2010 private offerings, 2009 private offering, and in partial exchange for New Century Bank's shares of 10% Series A Non-Cumulative Perpetual Convertible Preferred Stock in June 2009, incorporated by reference to Exhibit 4.8 to the Customers Bancorp Form S-1 filed with the SEC on April 22, 2010.

4.10	Form of Warrant issued by Berkshire Bancorp, Inc., incorporated by reference to Exhibit 10.23 to the Customers Bancorp Form S-1/A filed with the SEC on April 25, 2012.

4.11
Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.12
First Supplemental Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.13	6.375% Global Note in aggregate principal amount of $55,000,000, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.14
Amendment to First Supplemental Indenture, dated August 27, 2013, by and between Customers Bancorp, Inc. and Wilmington Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on August 29, 2013.

4.15	6.375% Global Note in aggregate principal amount of $8,250,000, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on August 29, 2013.

4.16
Form of Note Subscription Agreement (including form of Subordinated Note Certificate and Senior Note Certificate) incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 26, 2014.

4.17	Form of Statement with Respect to Shares relating to Preferred Stock.*

4.18	Form of Preferred Stock Certificate.*

4.19	Form of Senior Debt Security.*

4.20	Form of Junior Debt Security.*

4.21	Form of Convertible Debt Security.*

4.22	Form of Deposit Agreement.*

4.23	Form of Depositary Receipt.*

4.24	Form of Purchase Contract.*

4.25	Form of Purchase Contract Certificate.*

4.26	Form of Warrant Agreement (Stock) (including form of Warrant).*

4.27	Form of Warrant Agreement (Debt) (including form of Warrant).*

4.28	Form of Unit Agreement.*

4.29	Form of Unit Certificate.*

5.1	Opinion of Stradley Ronon Stevens & Young, LLP (filed herewith).

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (filed herewith).

23.1	Consent of BDO USA, LLP (filed herewith).

23.2	Consent of BDO USA, LLP (filed herewith).

23.3	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).

25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, National Association, incorporated by reference to the Form T-1 Statement of Eligibility filed by Wilmington Trust Company with the SEC on July 23, 2013.

__________________

*	To be filed subsequently by an amendment to the registration statement or by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.